UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

Gamida Cell Ltd.

(Exact name of registrant as specified in its Charter)

Israel	001-38716	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	GMDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022, Gamida Cell Ltd., through Gamida Cell, Inc. (collectively, the “Company”), entered into an amendment to the employment agreement (the “Amendment”) with Dr. Ronit Simantov, Chief Medical and Chief Scientific Officer. The Amendment is intended to amend Dr. Simantov’s employment agreement to provide her with certain severance or other payments or benefits to which she may be eligible in connection with a qualifying termination of employment. The summary of the Amendment is qualified in its entirety by reference to the text of the Amendment.

The separation benefits that Dr. Simantov may receive if her employment terminates under certain conditions differ depending on whether a termination occurs (a) in connection with a Change in Control (as defined in the Amendment, with the one-year period following a Change in Control being referred to as the “Change in Control Period”), or (b) in the absence of a Change in Control or outside of the Change in Control Period.

In connection with a Change of Control, if during the Change in Control Period, Dr. Simantov is terminated by the Company not for Cause or she resigns for Good Reason, then (a) the Company will pay Dr. Simantov an amount equal to 100% of the Base Salary (as defined in the Employment Agreement between the Company and Dr. Simantov, dated April 30, 2017, as amended), less applicable deductions and withholdings and any severance pay-related amounts, if any, and (b) any equity awards granted to her prior to the Change of Control shall fully vest and become exercisable on such date in accordance with their terms, in exchange for Dr. Simantov’s agreement to certain non-competition and non-solicitation provisions.

If Dr. Simantov’s employment is terminated for “Cause” (as defined in the Amendment), she shall receive the Base Salary (as defined in the Amendment) through the Date of Termination (as defined in the Amendment), and any other amount and/or entitlement owed to her pursuant to applicable law upon such termination, as well as reimbursement for approved but unpaid business expenses through the Date of Termination. She will not be entitled to any other compensation, benefits or other amounts from the Company or otherwise upon such termination for “Cause.”

If Dr. Simantov’s employment is terminated without Cause or Dr. Simantov terminates her employment for any reason, in either case absent a Change in Control or outside the Change in Control Period, then Dr. Simantov will receive a payment equal to the sum of the Base Salary through the Date of Termination, reimbursement for approved but unpaid business expenses through the Date of Termination, fully earned and declared (by the board of directors of the Gamida Cell Ltd.) Annual Target Bonus (as defined in the Amendment) as of the Date of Termination which was not paid yet, any other amount and/or entitlement owed to her pursuant to applicable law upon such termination, and, if applicable, the non-compete payments as described in the Amendment. Specifically, if Dr. Simantov’s employment is terminated without Cause or Dr. Simantov terminates her employment for Good Reason (as defined in the Amendment), she will be entitled to receive a non-compete payment of a single lump sum equal to 65% of her Base Salary within 30 days after the Date of Termination, less any severance pay-related amounts (if any) then paid, payable or accrued and released to or for her benefit.

Pursuant to the Amendment, Dr. Simantov’s receipt of any severance payments, benefits or acceleration is expressly conditioned on her executing, and not revoking, a separation agreement and release of claims against the Company. Additionally, pursuant to the Amendment, for either (i) twelve months after Dr. Simantov’s separation from the Company in the event of a Company termination for Cause or her resignation for Good Reason or (ii) six months after Dr. Simantov’s separation from the Company for any other reason, she is subject to a confidentiality covenant, a covenant prohibiting her from becoming involved in any business, occupation, work or any other activity involving stem cell therapies and/or NK cells (in each case relating to the treatment of cancer), and a covenant prohibiting Dr. Simantov from soliciting employees and consultants to leave the Company. The agreement will also include a “best pay” provision under Section 280G of the Internal Revenue Code of 1986 (the “Code”), pursuant to which, in the event of a Change in Control or other similar transaction, any “parachute payments” that become payable to Dr. Simantov will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment for Dr. Simantov.

All other terms and conditions set forth in Dr. Simantov’s employment agreement not otherwise amended pursuant to the Amendment described above continue in full force and effect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 27, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 22, 2022, as amended on July 13, 2022. Of the 59,984,756 shares outstanding as of the record date, 37,021,153 shares, or 61.71%, were present virtually or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of shareholders at the Annual Meeting.

Proposal No. 1: To elect each of Ms. Shawn Tomasello and Mr. Stephen Wills to serve as a Class I director of the Company, and to hold office until the close of business of the annual general meeting of shareholders to be held in 2025 and until their respective successors are duly elected and qualified, or until such individual’s earlier resignation or retirement. The votes were cast as follows:

Name	Votes For	Votes Against	Abstained
Shawn Tomasello	23,321,988	1,796,114	51,212
Stephen Wills	24,132,591	985,557	51,166

Broker Non-Votes: 11,851,839.

Both nominees were elected.

Proposal No. 2: To approve an amendment of the terms of office and employment of the Company’s Chief Executive Officer (“CEO”) (and a member of the Board), Dr. Julian Adams. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment to Terms of Office and Employment of CEO	20,066,218	5,060,931	42,165

Broker Non-Votes: 11,851,839.

The proposal passed.

Proposal No. 3: To approve amendments to the Company’s amended and restated articles of association (the “Current Articles”), primarily to require an affirmative vote of (i) two-thirds (2/3) of the directors in order to approve certain transactions which may have a significant effect on the Company’s structure, assets or business, (ii) two-thirds (2/3) of the directors in order to approve certain business combinations with any shareholder (and its affiliates) who holds (beneficially or of record) 20% or more of the voting power in the Company, and (iii) a majority of the directors to amend the Company’s Current Articles as may be amended from time to time The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment of Articles of Association	19,079,598	6,060,912	28,804

Broker Non-Votes: 11,851,839.

The proposal passed.

Proposal No. 4: To approve the re-appointment of Kost, Forer, Gabbay & Kasierer, a member firm of Ernst & Young Global, as the Company’s independent auditors for the fiscal year ending December 31, 2022, and its service until the annual general meeting of shareholders to be held in 2023. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of Appointment of Auditors	35,934,614	614,667	471,872

Broker Non-Votes: 0.

The proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamida Cell Ltd.

Dated: July 29, 2022	By:	/s/ Shai Lankry
Shai Lankry
Chief Financial Officer

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